EXHIBIT A-1

DOUBLELINE FUNDS TRUST

CERTIFICATION PURSUANT TO RULE 0–2(C)(1)

The undersigned hereby certifies as follows:

1.	I am the President, a duly authorized officer, of DoubleLine Funds Trust.

2.	In such capacity, I have examined the records of actions taken by the Board of Trustees of DoubleLine Funds Trust.

3.	The DoubleLine Funds Trust has duly adopted the following resolutions:

RESOLVED, that the officers of the Trust be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission, on behalf of the Trust, an application (including any necessary or appropriate amendments to such application) for an order exempting the present and future series of the Trust from Section 12(d)(1) of the 1940 Act and Rule 12d1–2 thereunder so as to permit each such series to invest in financial instruments which are not “securities” within the contemplation of Rule 12d1–2 (the “Exemptive Application”), in a form satisfactory to such officers and counsel of the Trust, the execution and filing of the Exemptive Application and any amendment thereto to be conclusive evidence of the Trustees’ authorization hereby; and

FURTHER RESOLVED, that the officers of the Trust be, and each of them hereby is, authorized to take all such action, and to execute and deliver all such instruments and documents, in the name and on behalf of the Trust, and under its corporate seal or otherwise, as shall in his or her judgment be necessary, proper or advisable in order to arrange for the filing of the Exemptive Application and any amendments thereto, and all related exhibits, on behalf of the Trust, and otherwise to fully carry out the intent and accomplish the purpose of the foregoing resolution, the taking of any such action and the execution and delivery of any such instrument or document by any such officer to be conclusive evidence that the same has been authorized by this resolution.

IN WITNESS WHEREOF, I have hereunto set my hand on the date set forth below.

November 30, 2011

DOUBLELINE FUNDS TRUST

By:	/s/ Ronald R. Redell
Name:	Ronald R. Redell
Title:	President